UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	65-0231984
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1110 West Commercial Blvd. Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $.01 Par Value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Universal Insurance Holdings, Inc. (the “Company”) in connection with the registration of the Company’s shares of common stock, $.01 par value per share (“Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the listing of the Common Stock on the New York Stock Exchange. The Common Stock was previously registered under Section 12(b) of the Exchange Act for listing on the NYSE MKT (formerly American Stock Exchange) pursuant to the Company’s Form 8-A, filed with the Securities and Exchange Commission (“SEC”) on January 11, 2007.

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description under the heading “Description of Capital Stock” relating to the Common Stock contained in the prospectus included in the Company’s Registration Statement on Form S-3 (File No. 333-185484), declared effective by the SEC on January 3, 2013, including any amendments or reports filed for the purpose of updating such description, is incorporated herein by reference.

ITEM 2.	EXHIBITS.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 21, 2013

Universal Insurance Holdings, Inc.

By:	/s/ Sean P. Downes
Name: Sean P. Downes Title: President and Chief Executive Officer